UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 19, 2011

Minn-Dak Farmers Cooperative

(Exact name of Registrant as Specified in its Charter)

North Dakota

(State Or Other Jurisdiction Of Incorporation)

33-94644	23-7222188
(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, ND	58075
(Address Of Principal Executive Offices)	(Zip Code)

(701) 642-8411

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, Minn-Dak Farmers Cooperative (the “Company”) appointed Richard J. Kasper as its Vice President and Chief Financial Officer. Mr. Kasper succeeds Steven M. Caspers, who on December 19, 2011 resigned as the Company’s Executive Vice President and Chief Financial Officer. Mr. Caspers will continue as an employee of the Company in a non-executive officer capacity to provide transition services and will retire effective April 10, 2012. Also on December 19, 2011, the Company redefined the duties of the Chief Financial Officer position so that it will include the duties of both the “principal financial officer” and the “principal accounting officer” as those terms are defined under the rules of the Securities and Exchange Commission. The principal accounting officer duties previously had been fulfilled by the Company’s Controller, which is a non-executive officer position as of December 19, 2011.

Prior to joining the Company, Mr. Kasper, age 53, had been employed by Global Electric Motorcars (“GEM”) since 1999, both when it was Chrysler Group Global Electric Motorcars LLC and when that company was acquired in June 2011 by Polaris and became Global Electric Motorcars by Polaris. Mr. Kasper most recently served as President and Chief Operating Officer for GEM beginning in October 2002. As President and Chief Operating Officer for GEM, Mr. Kasper was directly responsible for GEM’s business operation including leading the sales and marketing, service and warranty, engineering, manufacturing, quality control, procurement, legal and regulatory, financial, information technologies, human resources, logistics and information services departments and had nine direct reports. From May 1999 to October 2002, Mr. Kasper was GEM’s Executive Vice President and Chief Financial Officer. In that role, Mr. Kasper was directly responsible for GEM’s financial, manufacturing, operations, information technologies, human resources, logistics and procurement departments. Mr. Kasper graduated in 1980 from Minnesota State University-Moorhead with a Bachelor of Science degree in Accounting.

Mr. Kasper’s annual base salary is $180,000 and he will be eligible for an annual discretionary individual performance bonus as determined by the Chief Executive Officer. Mr. Kasper is also eligible to participate in the Company’s benefit plans and programs, including its health, dental and vision insurance, the Company’s 401(k) plan and pension plan (after meeting the service requirement), and its non-qualified deferred compensation plan. Mr. Kasper’s employment with the Company is on an “at-will” basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

By:	/s/ David H. Roche
David H. Roche President and Chief Executive Officer

Date:  December 23, 2011